                                  SCHEDULE 14A
                                 (RULE 14A-101)
                   INFORMATION REQUIRED IN A PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant [  ]
Check the appropriate box:
[ ] Preliminary Proxy Statement     [  ] Confidential for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         Plymouth Rubber Company, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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    [X] No fee required

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:
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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0- 11 (Set forth the amount on which the
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    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:
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

                        PLYMOUTH RUBBER COMPANY, INC.
                         CANTON, MASSACHUSETTS 02021
                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD APRIL 25, 1997
                               ----------------
TO THE STOCKHOLDERS OF
    PLYMOUTH RUBBER COMPANY, INC.:
    The 1997 Annual Meeting of Stockholders of Plymouth Rubber Company, Inc. will be held at the offices of Friedman & Atherton, 27th Floor, 53 State Street, Boston, Massachusetts, on April 25, 1997 at 12:00 P.M., for the purpose of considering and acting upon the following:

    1.  The election of two directors, to serve for a term of three years;

    2. Ratification of the selection of Price Waterhouse LLP as the Company's auditors for the fiscal year ending November 28, 1997;

    3. The transaction of such other business as may properly be brought before the meeting or any adjournments thereof.

    Only holders of record of the Company's Class A Common Stock at the close of business on March 7, 1997 will be entitled to notice of and to vote (to the extent provided in the attached Proxy Statement) at the meeting or any adjournments thereof.

    A copy of the Company's annual report for the fiscal year ended November 29, 1996 is included herewith.

                                  By Order of the Board of Directors
                                      JOEL A. KOZOL, Clerk
Canton, Massachusetts
April 2, 1997

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO BE PRESENT, PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.

                        PLYMOUTH RUBBER COMPANY, INC.
                              104 REVERE STREET
                         CANTON, MASSACHUSETTS 02021

                               ----------------
                               PROXY STATEMENT
                               ----------------

                           SOLICITATION OF PROXIES
    This Proxy Statement, which is first being mailed to stockholders on or about April 2, 1997, is furnished in connection with the solicitation by management, at the direction of the Board of Directors, of proxies for use at the Company's annual meeting of stockholders to be held on April 25, 1997. Execution and return of the proxy will not in any way affect a stockholder's right to attend the meeting and to vote in person. A stockholder who executes a proxy may revoke it at any time before it is voted. Properly executed proxies, received in due time and not previously revoked, will be voted at the meeting or any adjournment thereof as specified therein, but if no specification is made such proxy will be voted in favor of the election of the directors nominated by the Board of Directors as hereinafter set forth, and in favor of the ratification of the appointment of Price Waterhouse LLP as independent auditors for the year ending November 28, 1997.

    The expense of the solicitation of proxies will be borne by the Company. It is expected that the solicitation will be conducted exclusively by mail. However, if it should appear desirable to do so in order to insure an adequate representation of the shareholders at the meeting, either in person or by proxy, officers and employees of the Company may communicate with stockholders, banks, brokerage houses, nominees and others by telephone or telegraph, or in person, to request that proxies be furnished.

                 OUTSTANDING SECURITIES AND OWNERSHIP THEREOF
OUTSTANDING SHARES AND VOTING RIGHTS
    Stockholders are entitled to one (1) vote for each share of the Company's Class A Common Stock, $1 par value ("Class A Stock"), owned by them of record as of the close of business on March 7, 1997. On that date there were outstanding 810,586 shares of Class A Stock entitled to be voted at the meeting. The Class A Stock is the only class of the Company's outstanding capital stock entitled to notice of and to vote at the meeting.

    In addition to the foregoing voting securities, on March 7, 1997 the Company had outstanding 1,219,927 shares of Class B Common Stock, $1 par value ("Class B Stock"). The holders of Class B Stock will not be entitled to vote at the meeting. At the close of business on March 7, 1997, Maurice J. Hamilburg, Joseph D. Hamilburg and Phyllis B. Hamilburg owned or controlled through a voting trust an aggregate of 383,447 shares of the Company's Class B Stock, constituting approximately 31.4% of the outstanding shares; Maurice J. Hamilburg and Joseph D. Hamilburg owned 28,443 and 49 shares, respectively, and the Plymouth Rubber Company Profit-Sharing Plan and Trust, Plymouth Rubber Defined Benefit Unit Pension Plan and Trust and Joseph M. Hamilburg Foundation, of each of which Maurice J. Hamilburg and Joseph D. Hamilburg are Trustees, owned an aggregate of 65,353 shares of the Company's Class B Stock, constituting approximately 5.4% of the outstanding shares.

OWNERSHIP OF VOTING SECURITIES
        The following table sets forth, as of March 1, 1997, the information described therein with respect to the persons known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Class A Common Stock ("Class A Stock"), the Company's sole class of voting securities:

           NAME AND ADDRESS                     NO. OF SHARES            PERCENT
         OF BENEFICIAL OWNER                 BENEFICIALLY OWNED         OF CLASS
         -------------------                 ------------------         --------
PHYLLIS B. HAMILBURG                             431,655(1)               53.3%
Red Oak Farm
P.O. Box 3329
Plymouth, Massachusetts 02361

MAURICE J. HAMILBURG                             478,564(1)               59.0%
10 Draper Road
Wayland, Massachusetts 01778

JOSEPH D. HAMILBURG                              472,698(1)               58.3%
16 Shaw Drive
Wayland, Massachusetts 01778

JANE H. GUY                                      279,351(2)               34.5%
1660 West Street
Mansfield, Massachusetts 02048

DR. IDO E. COLANTUONI(3)                          80,000                   9.9%
P.O. Box 28231
Washington, D.C. 20038
----------
(1) Maurice J. Hamilburg, Joseph D. Hamilburg and Jane H. Guy are siblings; Phyllis B. Hamilburg is their mother. The shares shown as beneficially owned by each of Phyllis B. Hamilburg, Maurice J. Hamilburg and Joseph D. Hamilburg are so shown by reason of their direct and indirect beneficial ownership of certain of the shares and their respective voting powers with respect to certain of the shares as Voting Trustees of a voting trust and as trustees of various other trusts. For a breakdown of the actual beneficial ownership of the shares, see "Stock Ownership of Nominees, Continuing Directors and Officers."

(2) Of the shares shown as beneficially owned by Jane H. Guy, 18,011 shares are owned indirectly (the direct ownership being held by a voting trust as described under the caption "Stock Ownership of Nominees, Continuing Directors and Officers"), and 515 are held directly, and the remainder are in trusts of which she is a beneficiary or co-beneficiary with others and with respect to which she has no voting powers.

(3) Based on Schedule 13D dated December 23, 1996.

                                PROPOSAL NO. 1
                            ELECTION OF DIRECTORS
    The Company's By-Laws provide for the election by stockholders of a Board of Directors consisting of not less than three (3) nor more than nine (9) directors, as fixed from time to time by the Board of Directors. The directors are divided into three (3) classes as nearly equal in number as possible, consistent with the total number of directors to serve, as fixed by the Board. The directors of each class serve for a term of three (3) years, with the term of each class expiring in successive years, except that the term of a director elected to any class between annual elections will expire with the expiration of the term of that class.

    The Board of Directors has presently fixed (7) as the number of directors to serve during the ensuing year, subject to the Board's authority to change such number from time to time. Of the number so fixed, two (2) will be elected at the meeting to replace the two (2) whose terms expire, such reelected directors to serve for a term of three (3) years. The nominees are set forth below.

    All Class A proxies received by management will be voted (unless otherwise specified) in favor of the persons named below as nominees for election as directors, said nominees to serve for a term of three years (or one year as described hereinabove), and until his or her successor is elected and qualifies. Proxies cannot be voted for more than four directors. All of the following directors (including the nominees) have been directors of the Company for the periods indicated in the table below.

NOMINEE FOR ELECTION AS DIRECTOR AND CONTINUING DIRECTORS
    Information concerning the nominees for election as director for a term to expire in 2000:

                                                                                   SERVED AS     PRESENT
                                                                                   DIRECTOR       TERM
        NAME                               PRINCIPAL OCCUPATION           AGE        SINCE       EXPIRES
        ---                                --------------------           ---      ----------    -------
MAURICE J. HAMILBURG(1)              President and Chief Executive        50         1974         1997
                                     Officer of the Company

DUANE E. WHEELER                     Vice President -- Finance and        64         1996         1997
                                     Treasurer of the Company

    Information concerning other directors who will continue in office after the meeting:
                                                                                   SERVED AS     PRESENT
                                                                                   DIRECTOR       TERM
        NAME                               PRINCIPAL OCCUPATION           AGE        SINCE       EXPIRES
        ---                                --------------------           ---      ----------    -------
JOSEPH D. HAMILBURG(1)(2)            President of                         48         1974         1998
                                     J.D.H. Enterprises, Inc.

SUSAN Y. FRIEDMAN(2)(3)              Business Consultant                  48         1993         1998

JANE H. GUY(1)                       President and Treasurer of           45         1989         1999
                                     Alladan Kennels, Inc.

MELVIN L. KEATING(2)(3)              President of Sunbelt                 50         1989         1999
                                     Management Company

JAMES M. OATES(2)(3)                 Managing Director of The             50         1996         1999
                                     Wydown Group and Chairman of IBEX
                                     Capital Markets LLC

    Jane H. Guy, a graduate of Wheaton College, has since 1978, been President and Treasurer of Alladan Kennels, Inc., a company engaged in the business of operating dog care and grooming kennels. She also conducts a dog breeding operation.

    Melvin L. Keating has served since 1995 as President of Sunbelt Management Company, an entity controlled by the Mann family. Sunbelt Management is an operator of commercial and retail real estate in North America. Prior thereto, Mr. Keating served as Senior Vice President of Reichmann International Companies (1994-1995) and as Senior Vice President of Olympia & York Companies, U.S.A., (1986-1994) entities controlled by the Reichmann family, engaged in the real estate development business, including the development and construction of major urban office buildings and other commercial property. Prior to 1986 he served as Vice President of George A. Fuller Company, Inc., a company engaged in the international construction business. Mr. Keating is a graduate of Rutgers University where he earned a BA degree, and he holds Master of Science and Master of Business Administration degrees from the Wharton School of the University of Pennsylvania.

    Maurice J. Hamilburg has been President of the Company since 1987. He served as Executive Vice President from 1976 to 1987, and prior to 1976 he served in various other capacities with the Company for several years. He is a graduate of Harvard College and of the Harvard Graduate School of Business Administration where he earned the degree of Master of Business Administration.

    Since October, 1988, Joseph D. Hamilburg, a graduate of Harvard College, has served as President of J.D.H. Enterprises, Inc., an international consulting company, and in this capacity since 1988, has served as a business consultant to the Company. Prior to October, 1988, he served as Vice President and Treasurer of the Company and in other executive officer capacities for more than five (5) years.

    Susan Y. Friedman, a graduate of Brown University and the Harvard Graduate School of Business Administration where she earned the degree of Master of Business Administration, has served as an independent business consultant since 1991, and was Vice President of Alliance Consulting Group, Cambridge, MA, a consulting firm specializing in corporate strategy and management change in Fortune 500 companies, from 1986 to 1991.

    James M. Oates is presently Managing Director of the Wydown Group and Chairman of IBEX Capital Markets LLC. Mr. Oates served as President and Chief Executive Officer of Neworld Bancorp, Inc. and Neworld Bank from 1984-1994. He is a graduate of Harvard College and the Harvard Graduate School of Business Administration.

    Duane E. Wheeler has served as Vice President -- Finance of the Company since 1980 and as Treasurer since 1988. Prior to 1980 he served as Vice President of Administration and Finance of Acushnet Company, a subsidiary of American Brands, which manufactures and distributes golf equipment and precision rubber molded goods. Mr. Wheeler is a graduate of the University of Massachusetts.
----------
(1) Member of Executive Committee.
(2) Member of Audit Committee.
(3) Member of Compensation Committee.

              CERTAIN MATTERS RELATING TO OFFICERS AND DIRECTORS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
    The Company's Board of Directors has among its separate committees, a Compensation Committee, (the "Committee"), which is comprised of three
Directors: Ms. Susan Y. Friedman, the Chairman of the Committee, Mr. Melvin L. Keating, and Mr. James M. Oates, all of whom are non-employee Directors.

THE BOARD COMPENSATION COMMITTEE REPORT
    The Company administers executive compensation through its Compensation Committee. This Committee is made up of three (3) Directors, all of whom are non-employees. The Committee develops policies and makes recommendations to the Board of Directors with respect to such matters as (i) appropriate compensation policy for key management personnel, including basic salary levels, (ii) the implementation and/or amendment and/or termination of existing employee benefit and incentive plans, (iii) the establishment and implementation of new employee benefit and incentive plans, (iv) appropriate implementation of the Company's stock option or other stock purchase plans through grants thereunder, (v) the award of cash bonus, when appropriate to officers and other key employees, and (vi) generally, all matters relating to officer and other key employee compensation.

    When setting and evaluating total compensation of the Company's executives, the entire Committee reviews independently produced Executive Compensation Surveys. While the Committee does not, itself, survey any companies, the independent surveys consulted included confidentially submitted data from over 1,700 companies, arrayed according to size and other factors. Among the Committee's objectives is establishing executive compensation competitive to that of other companies similar in size, considering the relative responsibility levels of individual executives. The Compensation Surveys are used as a guide to determine whether total compensation is within the reasonable range of those similarly situated, as well as to evaluate whether the executives' salaries are reasonable in relationship to each other, and to the market, taking into account the individuals' contributions to corporate performance. The Company's goal is to award competitive compensation based on a total assessment of salary, stock options, and bonus. The Committee uses its discretion and business judgment in setting executive compensation, neither uses a predetermined formula, nor assigns any particular quantitative weights to the various factors.

    When setting and evaluating the CEO's compensation, the Committee members review the Compensation Surveys and consider the CEO's compensation in relation to that data. The Committee establishes the CEO's compensation after taking into account the Company's performance, the CEO's performance, and the relationship of the CEO's compensation to that of the other key executives. The CEO's compensation is comprised of a base salary, and depending upon the above-stated factors and adjustments, a bonus, and may include a stock option grant. The Committee does not use a predetermined formula for establishing CEO or other executive compensation; rather, the Compensation Committee uses its discretion, evaluates and weighs all the previously stated factors, and arrives at its compensation decision using its best judgement.

    In addition, the Committee makes decisions regarding the payment of cash bonuses to the Company's Executive Officers. The purpose of the bonus is to provide incentives and rewards to the Executive Officers, based on the overall achievement of corporate goals. The decision as to individual bonus awards is discretionary. The Committee considers, without any specific assignment of weight thereto, factors such as the Company's overall financial performance, the individuals' levels of compensation relative to external markets, their performance and value to the Company, and their relative contributions to the management team. Except for the CEO, fiscal 1996 saw bonuses earned for Executive Officers of approximately 7 to 12 percent of base salary.

    The Committee, also evaluates the award of a bonus to the CEO, using its discretion and business judgment. For fiscal years 1995, and 1996, the Compensation Committee awarded a bonus to the CEO of approximately 25%, and 24% of salary, respectively, based on his contribution to current operations of the Company and achievement of several objectives geared to strengthen the Company long term.

    The Board of Directors may also, upon the recommendation of the Compensation Committee, award Incentive Stock Options (see the caption "Stock Options" below and in this Proxy Statement) to certain key employees. The purpose of this program is to provide long-term incentives to key employees to increase shareholder value, and to align management's goals with those of shareholders. Such Stock Options may be awarded in lieu of or in addition to bonus, and utilize vesting periods to encourage key employees to continue in the employ of the Company and to encourage a long-term perspective. The Committee considers the amounts and terms of the prior years' grants in deciding whether to award options, to whom, and in what amounts for the last completed fiscal year. While the establishment of the actual award is discretionary, no Incentive Stock Options were awarded in fiscal 1996.

    The Committee believes that the total compensation paid to the Company's Executive Officers as a group, and the CEO individually, are, in general, within the range of medians among the different groups of data supplied by the surveys consulted.

    In the Committee's opinion the Company's executives are appropriately compensated when compared with others similarly situated.

                                    Respectfully submitted,
                                    Compensation Committee

                                    By SUSAN Y. FRIEDMAN, Chairperson
                                       MELVIN L. KEATING
                                       JAMES M. OATES

EXECUTIVE COMPENSATION
    General. The following table sets forth the total annual compensation paid or accrued by the Company to the account of each executive officer of the Company whose cash compensation for the fiscal year ended November 29, 1996 exceeded $100,000.


                                                                               SUMMARY COMPENSATION TABLE
                                                      ---------------------------------------------------------------------------
                                                                                             LONG TERM COMPENSATION
                                                                                          ----------------------------
                                                              ANNUAL COMPENSATION                 AWARDS       PAYOUTS
                                                      ----------------------------------- -------------------  -------
                                                                                             (# OF SHARES)
                                                                                  OTHER   -------------------
                                                                                 ANNUAL   RESTRICTED  OPTIONS/          ALL OTHER
                                      PRINCIPAL                                  COMPEN-    STOCK     OPTIONS/  LTIP     COMPEN-
              NAME                    POSITION        YEAR   SALARY $  BONUS $   SATION $   AWARDS      SARS   PAYOUTS   SATION
              ----                    --------        ----   --------  -------   -------- ----------  -------- -------  ---------
M. J. Hamilburg                   President and       1996   207,504   100,097    3,048        --         --       --        --
                                    Chief Executive   1995   198,504       245    1,770        --         --       --        --
                                    Officer           1994   182,004    60,283    1,550        --         --       --        --

A. I. Eisenberg                   Vice President      1996   136,836    25,597      --         --         --       --        --
                                    Sales and         1995   132,119    11,245      --         --         --       --        --
                                    Marketing         1994   129,742    27,284      --         --         --       --        --

S. S. Leppo                       Vice President      1996   131,004     9,097      --         --         --       --        --
                                    Research and      1995   127,210     9,245      --         --         --       --        --
                                    Development       1994   120,419    12,783      --         --         --       --        --

D. E. Wheeler                     Vice President      1996   115,750    10,597      --         --         --       --        --
                                    Finance and       1995   112,501     9,745      --         --         --       --        --
                                    Treasurer         1994   106,477    13,283      --         --         --       --        --

    The 1996 bonus for Mr. Hamilburg includes $50,000 for fiscal 1995 and awarded in 1996.

    Other annual compensation includes the interest on a loan from the Company and life insurance premiums of $1,187 and $1,861 in 1996, $930 and $840 in 1995, and $710 and $840 in 1994, respectively, for Mr. Hamilburg.

    Options.  The following table shows the value of unexercised options.

                OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE
AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR
--------------------------------------------------------------------------
                                                                                              VALUE OF
                                                                             NUMBER OF      UNEXERCISED
                                                                            UNEXERCISED     IN-THE-MONEY
                                                                            OPTIONS/SARS    OPTIONS/SARS
                                                                           AT FY-END (#)   AT FY-END ($)
                                          SHARES ACQUIRED      VALUE        EXERCISABLE/    EXERCISABLE/
        NAME                              ON EXERCISE (#)   REALIZED ($)   UNEXERCISABLE   UNEXERCISABLE
        ----                              ---------------   ------------   -------------   -------------
Maurice J. Hamilburg .....................       --              --            28,875         147,990
                                                                               57,750         295,969

Alan I. Eisenberg ........................     7,700           58,974          27,720         161,122
                                                                               23,100         124,163

Sheldon S. Leppo .........................     4,180           33,060          23,100         132,825
                                                                               17,325          93,122

Duane E. Wheeler .........................     5,500           44,874          23,100         132,825
                                                                                 --              --

    The value realized for shares acquired by exercise was determined using the ending market value of the Company's Class B Common Stock at January 2, 1996 ($9.50) for Mr. Leppo, January 9, 1996 ($9.75) for Mr. Wheeler and January 23, ($9.25) 1996 for Mr. Eisenberg, less the exercise price of the exercised options.

    The value of unexercised "in-the-money" options was determined using the ending market value of the Company's Class B Common Stock at November 30, 1996, ($7.88) less the exercise price of the unexercised options.

    Common Stock Performance: As part of the executive compensation information presented in the Proxy Statement, the Securities and Exchange Commission requires a five-year comparison of stock performance for the Company with the stock performance of appropriate similar companies. The Company has selected the S&P 500 and the Amex Market Value Index for the broad equity market and published industry indexes, respectively, for stock performance comparison. The Company does not know of an appropriate peer group or other industry index of comparably traded companies that would be more meaningful.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
      AMONG PLYMOUTH RUBBER COMPANY, INC. CLASS A AND B, THE S&P 500 INDEX
                        AND THE AMEX MARKET VALUE INDEX

                                                 Cumulative Total Return
                                            -----------------------------------
                                            11/91 11/92 11/93 11/94 11/95 11/96

PLYMOUTH RUBBER COMPANY, INC. .....  PLR.A   100   227   307   440   581   514

PLYMOUTH RUBBER COMPANY, INC. .....  PLR.B   100   237   313   467   594   485

S&P 500 ...........................  I500    100   118   130   132   181   231

AMEX MARKET VALUE INDEX ...........  AMX     100   107   124   117   145   160

*$100 Invested on 11/30/91 in Stock or Index - Including Reinvestment of
 Dividends.

    Note to Graph Above: Assumes $100 invested on November 30, 1991 in Plymouth Rubber Company, and an identical amount in the S&P 500 and AMEX Market Value Index. There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will not make nor endorse any predictions as to future performance.

RETIREMENT BENEFITS
    The Company has a defined contribution profit sharing plan and trust which includes an employee elective deferral of income under the provisions of
Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, the Company has a defined benefit pension plan and trust. The Company may make discretionary contributions to the Profit Sharing Trust. With respect to the Profit Sharing Plan prior to amendment, allocations were made to each participant's account based upon years of service and salary. Under the amended plan, Company contributions will be allocated based upon a combination of annual pay and employee elective deferrals. Subject to the provisions described below relating to the pension plan, on retirement a participating employee's account is paid to him either in a lump sum or in ten annual payments at the employee's designation.

    The pension plan for salaried employees, established in 1980, is Company-funded and provides for a monthly payment to a retired participant of $12.50 multiplied by the participant's number of years of credited service to the Company, reduced by the amount of a monthly life annuity pension which would be the actuarial equivalent of the amount accumulated in the employee's profit sharing account at the date of retirement. If, without reduction by reason of a participant's profit sharing plan account, benefits not less than the actuarial equivalent of the amount in such participant's profit sharing plan account would be provided to such participant under the pension plan, distribution of the participant's profit sharing plan account is made by transfer thereof to the pension plan trust. The benefits to the participant, therefore, are those payable under the pension plan or the profit sharing plan, whichever are greater. In August, 1996 the Company elected to curtail the non-contributory defined benefit pension plan with respect to funding of future benefits effective November 30, 1996.

    The following table sets forth the estimated annual benefits upon retirement payable under the foregoing plans to the identified Executive Officers of the Company (and all executive officers as a group), based on the amounts in their respective profit sharing accounts as of November 29, 1996 and reflects the impact of curtailment of the pension plan effective November 30, 1996.

                                                          ESTIMATED ANNUAL
                        NAME                         BENEFITS UPON RETIREMENT(1)
                        ----                         ---------------------------
  MAURICE J. HAMILBURG ..........................            $ 3,750
  ALAN I. EISENBERG .............................              1,500
  SHELDON S. LEPPO ..............................              5,850
  DUANE E. WHEELER ..............................              2,400
  5 Executive Officers as a Group ...............             17,250
----------
(1) Lifetime annual payments under pension plan.

CERTAIN TRANSACTIONS
    The Company has a consulting arrangement with Joseph D. Hamilburg, a director, pursuant to which Mr. Hamilburg has been engaged to render consulting services to the Company in the areas of sales, personnel and administrative matters. During the fiscal year ended November 29, 1996, Mr. Hamilburg was paid $115,500 for such services. The Company believes that the amount paid to Mr. Hamilburg would be competitive with that which would be required to be paid to an outside consultant with Mr. Hamilburg's knowledge and experience in these areas, as they relate to the Company, with respect to which he rendered such services.

MEETING ATTENDANCE; COMMITTEES
    During fiscal year 1996 the Board of Directors held 9 meetings. Each director attended at least 75% of the meetings during the year. All directors are paid $500 for each meeting attended. In addition, the Company's outside directors receive an annual retainer of $5,000.

    The Company has no nominating committee. It has an Executive Committee, a Compensation Committee and an Audit Committee, the members of which are noted in the table under the caption "Nominees for Election as Directors and Continuing Directors." The Audit Committee which is comprised of four non-employee Directors held two meetings during the past year attended by all members. The Audit Committee reviews with the auditors the scope of the audit work and questions which may arise in the course of the annual audit, reviews the fees charged by the audit firm and considers such other matters as the adequacy of internal controls, accounting staffing, etc. The Executive Committee held no meetings in fiscal 1996. The Compensation Committee, which held two meeting during the past year attended by all members, reviews the compensation of Executive Officers and makes recommendations with respect thereto from time to time. Members of the Audit and Compensation Committees are paid $500 for each meeting attended.

    SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE Based on a review of materials submitted to the Company, the Company believes there are no directors, officers or beneficial owners of more than 10% of any class of equity securities of the Company who failed to file on a timely basis reports as required by
Section 16(a) of the Exchange Act, except that: Mr. Sheldon Leppo, an officer of the Company, failed to file a Statement of Changes of Beneficial Ownership, Form 4, with respect to the sale of 1,500 shares of Class B Common Stock in August, 1996. It is currently expected that a Form 5 reflecting this transaction will be filed within ten days of this Proxy Statement.

STOCK OWNERSHIP OF NOMINEES, CONTINUING DIRECTORS AND EXECUTIVE OFFICERS
    The following table sets forth information as to all ownership of the Company's capital stock by each present director, each nominee for election as a director and all directors, nominees and executive officers as a group:

                                                                   SHARES
                                                                BENEFICIALLY
                                                                  OWNED ON           PERCENT OF       NATURE OF
                 NAME                   TITLE OF CLASS             3/7/97              CLASS          OWNERSHIP
                 ----                   --------------          ------------         ----------       ---------
JANE H. GUY                             Class A Common          279,351(1)               34.5%         Direct
                                                                                                          &
                                                                                                      Indirect
                                        Class B Common          284,592(1)               23.3%        Indirect

JOSEPH D. HAMILBURG                     Class A Common          472,698(2)               58.3%         Direct
                                                                                                          &
                                                                                                      Indirect
                                        Class B Common          466,174(3)               38.2%         Direct
                                                                                                          &
                                                                                                      Indirect

MAURICE J. HAMILBURG                    Class A Common          478,564(2)(4)(5)         59.0%         Direct
                                                                                                          &
                                                                                                      Indirect
                                        Class B Common          506,411(3)(4)(5)         41.5%         Direct
                                                                                                          &
                                                                                                      Indirect

SUSAN Y. FRIEDMAN                       Class A Common              200                 --             Direct
                                        Class B Common           17,356(8)              --             Direct

MELVIN L. KEATING                       Class B Common           17,325(8)              --             Direct

JAMES M. OATES                          Class B Common            7,775(8)              --             Direct

DUANE E. WHEELER                        Class B Common           27,837(8)              --             Direct

9 Officers and Directors                Class A Common          479,299(6)               59.1%         Direct
  as a Group                                                                                              &
                                                                                                      Indirect
                                        Class B Common          681,280(7)               55.8%         Direct
                                                                                                          &
                                                                                                      Indirect

----------
(1) 18,011 Class A shares are owned indirectly, the shares being held in the Voting Trust described below, and 515 are held directly; 2,791 Class B shares are owned indirectly, the shares being held in the Voting Trust described below, and 117 are held directly, and all remaining Class A and Class B shares are beneficially owned as a beneficiary of various Trusts for her sole benefit or as a co-beneficiary with Maurice J. Hamilburg and Joseph D. Hamilburg, except that 12,258 Class B shares are held as custodian for three minor children, as to which she disclaims beneficial ownership; 17,325 of the Class B shares shown as owned by Jane H. Guy are not actually owned but are subject to presently exercisable options to purchase same.

(2) The number of shares of Class A Common Stock shown as beneficially owned by each of Joseph D. Hamilburg and Maurice J. Hamilburg are so shown by reason of their voting powers with respect thereto. 20 of the shares shown as owned by Joseph D. Hamilburg are owned by him directly; 15 of the shares shown as owned by Maurice J. Hamilburg are owned by him directly; and 431,655 of the shares (53.3% of the Company's outstanding Class A Common Stock) shown as owned by each are in a voting trust (the "Voting Trust") of which they, with, Phyllis B. Hamilburg, are the Voting Trustees. The actual beneficial ownership of the shares held by the Voting Trust and the respective percentages of the outstanding Class A Common Stock represented thereby are broken down as follows:

       (i) 5,700 shares (.7%) beneficially owned by a trust of which Joseph D. Hamilburg is the beneficiary;

      (ii) 12,695 shares (1.6%) beneficially owned by two separate trusts of which Maurice J. Hamilburg is the beneficiary;

     (iii) 249,404 shares (30.8%) beneficially owned by a trust of which Joseph D. Hamilburg and Maurice J. Hamilburg are Trustees and of which Phyllis B. Hamilburg is a life income beneficiary and Jane H. Guy, Joseph D. Hamilburg and Maurice J. Hamilburg are life income beneficiaries following her death;

      (iv) 5,700 shares (.7%) beneficially owned by a trust of which Joseph D. Hamilburg and Maurice J. Hamilburg are Trustees for the benefit of Jane H. Guy;

       (v) 68,683 shares (8.5%) beneficially owned by a trust of which Joseph
           D. Hamilburg, Maurice J. Hamilburg, and Joel A. Kozol, are Trustees and of which Phyllis B. Hamilburg is the beneficiary for her life and thereafter Jane H. Guy, Joseph D. Hamilburg and Maurice J. Hamilburg are beneficiaries;

      (vi) 4,252 shares (.5%) beneficially owned by Joseph M. Hamilburg Foundation of which Joseph and Maurice Hamilburg are Trustees;

     (vii) 5,721 shares (.7%) beneficially owned by a trust of which Phyllis
           B. Hamilburg is Trustee for the benefit of Jane H. Guy;

    (viii) 18,471 shares (2.3%) beneficially owned by the Plymouth Rubber Defined Benefit Pension Plan and Trust, of which Joseph and Maurice Hamilburg are Trustees;

      (ix) 18,012 shares (2.2%) beneficially owned by Maurice J. Hamilburg;

       (x) 25,006 shares (3.1%) beneficially owned by Joseph D. Hamilburg;

      (xi) 18,011 shares (2.2%) beneficially owned by Jane H. Guy.

    In addition, of the aggregate number of shares shown in the table as beneficially owned by each of Joseph D. Hamilburg and Maurice J. Hamilburg 14,621 shares (1.8%) and 7,150 shares (.9%) not covered by the Voting Trust are owned by the Plymouth Rubber Company Profit-Sharing Plan and Trust and the Plymouth Rubber Defined Benefit Pension Plan and Trust, respectively, of which Joseph Hamilburg and Maurice Hamilburg are Trustees; and 19,252 shares (2.4%) are owned by the aforementioned Joseph
    M. Hamilburg Foundation.

(3) The number of shares of Class B Common Stock shown as beneficially owned by each of Joseph D. Hamilburg and Maurice J. Hamilburg are so shown by reason of their voting powers with respect thereto on all matters on which the Class B Stock may at any time be entitled to vote. 49 of the shares shown as owned by Joseph D. Hamilburg; 17,325 of the shares shown as owned by Joseph D. Hamilburg are not actually owned but are subject to presently exercisable options to purchase same; and 28,443 of the shares shown as owned by Maurice J. Hamilburg are owned by each directly; 28,875 of the shares shown as owned by Maurice J. Hamilburg are not actually owned but are subject to presently exercisable options to purchase same; and 383,447 (31.4%) of the shares shown as owned by each are in the Voting Trust referred to in footnote (1) above. The actual beneficial ownership of the shares held by the Voting Trust and their respective percentages of the outstanding Class B Common Stock are broken down as follows:

             (i) 10,060 shares (.8%) beneficially owned by a trust of which
                 Joseph D. Hamilburg is the beneficiary;

            (ii) 34,132 shares (2.8%) beneficially owned by two separate trusts of which Maurice J. Hamilburg is the beneficiary;

           (iii) 220,794 shares (18.1%) beneficially owned by a trust of which Phyllis B. Hamilburg is a life income beneficiary and Jane H. Guy, Joseph D. Hamilburg and Maurice J. Hamilburg are life income beneficiaries following her death;

            (iv) 10,060 shares (.8%) beneficially owned by a trust of which
                 Joseph D. Hamilburg and Maurice J. Hamilburg are Trustees for the benefit of Jane H. Guy;

             (v) 11,054 shares (.9%) beneficially owned by Joseph M. Hamilburg
                 Foundation of which Joseph D. Hamilburg and Maurice J. Hamilburg are Trustees;

            (vi) 21,247 shares (1.7%) beneficially owned by a trust of which
                 Phyllis B. Hamilburg is Trustee for the benefit of Jane H. Guy;

           (vii) 23,510 shares (1.9%) beneficially owned by five grandchildren of Phyllis B. Hamilburg, of which 11,252 shares are held by Maurice J. Hamilburg as custodian for his two minor children, as to which he disclaims beneficial ownership, and 12,258 shares held by Jane H. Guy as custodian for her three minor children, as to which she disclaims any beneficial ownership.

          (viii) 2,791 shares (.2%) beneficially owned by Maurice J. Hamilburg;

            (ix) 33,499 shares (2.7%) beneficially owned by Joseph D. Hamilburg;

             (x) 2,791 shares (.2%) beneficially owned by Jane H. Guy;

            (xi) 2,863 shares (.2%) beneficially owned by the Plymouth Rubber
                 Defined Benefit Pension Plan and Trust, of which Joseph D. Hamilburg and Maurice J. Hamilburg are Trustees;

           (xii) 10,646 shares (.9%) beneficially owned by a trust of which Joseph D. Hamilburg, Maurice J. Hamilburg and Joel A. Kozol are Trustees and of which Phyllis B. Hamilburg is the beneficiary for her life and thereafter, Jane H. Guy, Joseph D. Hamilburg and Maurice J. Hamilburg are beneficiaries.

In addition, of the aggregate number of shares shown in the table as beneficially owned by each of Joseph D. Hamilburg and Maurice J. Hamilburg are shares not covered by the Voting Trust, 18,922 shares (1.6%) are owned by the aforementioned Joseph M. Hamilburg Foundation and 16,218 shares (1.3%) and 30,213 shares (2.5%) are owned by the Plymouth Rubber Company Profit-Sharing Plan and Trust and the Plymouth Rubber Defined Benefit Pension Plan and Trust, respectively, of which Joseph Hamilburg and Maurice Hamilburg are Trustees.

(4) Does not include 2,500 shares of Class A Stock and 2,760 shares of Class B Stock owned by Mr. Hamilburg's wife, as to which he disclaims any beneficial interest. The Class B shares shown as owned by Mr. Hamilburg includes an aggregate of 11,252 and the Class A shares shown as owned by Mr. Hamilburg excludes an aggregate of 1,000 shares all of which are held by him as custodian for his minor children under the Uniform Gifts to Minors Act, as to which he disclaims any beneficial interest.

(5) 5,871 shares of Class A and 293 shares of Class B are shown in the table as beneficially owned by a trust of which Maurice J. Hamilburg is trustee for the benefit of a niece of the late Daniel M. Hamilburg.

(6) By virtue of their individual direct beneficial ownership of Class A shares and of their voting powers pursuant to the Voting Trust and other trusts referred to in footnote (1) above, all officers and directors of the Company as a group have more than 50% of the voting power of the Company's outstanding Class A Common Stock. Messrs. Joseph D. Hamilburg, Maurice J. Hamilburg and Phyllis B. Hamilburg have advised that they intend to vote the shares with respect to which they possess voting power (478,564 shares-59.0%) in favor of the nominees for directors, and in favor of Price Waterhouse as auditors. Accordingly, passage of these proposals, respectively, are assured.

(7) Includes an aggregate of 161,885 shares not actually owned, but subject to presently exercisable options for the purchase of said number of shares.

(8) 17,325 of the shares shown as owned by Susan Y. Friedman, 17,125 of the shares shown as owned by Melvin L. Keating, 5,775 of the shares shown as owned by James M. Oates and 17,325 of the shares shown as owned by Duane
    E. Wheeler are not actually owned but are subject to presently exercisable options to purchase same.

STOCK OPTIONS
    The Company has in effect five stock purchase programs for executive officers and other key personnel, and non-employee directors, as the case may be. One such program is embodied in the Company's Executive Incentive Stock Purchase Plan, adopted and approved by shareholders in 1969 (the "1969 Plan"), pursuant to which the Company from time to time granted options to various executive officers as determined by the Company's Board of Directors or the Committee, if any, administering the Plan, for the purchase of restricted shares of the Company's Class B Common Stock, $1.00 par value, at an exercise price, as determined by the Board or Committee, but no less than $1.00 per share. 30,452 shares were issued and all restrictions regarding same had lapsed, as of November 29, 1996.

    The second such stock purchase program is the Company's 1982 Employee Incentive Stock Option Plan (the "1982 Plan"), adopted and approved by the Company's shareholders in 1982, and amended by the Company's shareholders in 1990, pursuant to which options for the purchase of up to an aggregate of 200,000 shares of the Company's Class B Common Stock, $1.00 par value could have been granted from time to time to key employees at an exercise price of no less than fair market value as of the date of grant. Options for the purchase of 135,649 shares have been granted. As of November 29, 1996 options for 68,704 shares had been exercised and 66,945 remained exercisable. No further options may be granted under the 1982 Plan. (Pursuant to the provisions of the 1982 Plan, the quantity and exercise price of the options granted were adjusted for the 10% and 5% stock dividends declared and paid in Class B shares in 1995 and 1996, respectively.)

    The third such stock purchase program is the Company's 1992 Employee Incentive Stock Option Plan ("the 1992 Plan"), adopted and approved by the Company's shareholders in 1993, pursuant to which options for the purchase of up to an aggregate of 225,000 shares (subject to adjustment as described hereinbelow) of the Company's Class B Common Stock, $1.00 par value, may be granted from time to time to key employees, at an exercise price of no less than the fair market value of the shares as of the date of grant. Although the Board of Directors or the Option Committee administering the 1992 Plan may authorize variations, options granted under the 1992 Plan will generally be exercisable in one-quarter increments, beginning one year from the date of grant, with an additional one-quarter becoming exercisable at the end of each year thereafter. The selection of key employees for the grant of options under the 1992 Plan is made to attract and to retain key employees essential to the Company's successful operations and growth. Of the total options issued and outstanding under the 1992 Plan, 85,000 were issued with variations from this standard form. These options granted in June 1992, were originally exercisable only for five years from the date of grant and could not be exercised unless the closing price of the Company's Class B common stock on the American Stock Exchange had been no less than $12 on each of at least twenty days in any consecutive sixty day period during the twelve months immediately preceding the date of the exercise and unless the average daily closing price of the Common Stock during the sixty day period immediately prior to the date of exercise were not less than $12 (the "Price Hurdle"). During August 1993, modifications to certain terms were made to alter the exercise provisions and the period of exercisability. The revised terms provide for exercisability, in any event, after the tenth anniversary of grant. In addition, the new terms provide for accelerated exercisability should the "Price Hurdle" be attained. Pursuant to the provisions of the 1992 Plan clarifications made to these options, the quantity and Price Hurdle of the options were adjusted for the 10% and 5% stock dividends declared and paid in Class B shares in 1995 and 1996, respectively. No options were granted to any officer, director, or employee under the 1992 Plan during the fiscal year ended November 29, 1996. As of November 29, 1996 options for the purchase of a total of 255,834 shares under the 1992 Plan have been granted, with exercise prices that range from $2.17 to $5.95, and 6,930 options have been exercised and 134,570 options were exercisable, after adjustment for the 10% and 5% stock dividends declared and paid in Class B shares in 1995 and 1996, respectively.

    The fourth such stock purchase program is the Company's 1995 Employee Incentive Stock Option Plan ("the 1995 Employee Plan"), adopted and approved by the Company's shareholders in 1995, pursuant to which options for the purchase of up to an aggregate of 150,000 shares of the Company's Class B Common Stock, $1.00 par value, may be granted from time to time to key employees, at an exercise price of no less than the fair market value of the shares as of the date of grant. Although the Board of Directors or the Option Committee administering the plan may authorize variations, options granted under the plan will generally be exercisable in one-quarter increments, beginning one year from the date of grant, with an additional one-quarter becoming exercisable at the end of each year thereafter. The selection of key employees for the grant of options under the plan is made to attract and to retain key employees essential to the Company's successful operations and growth. No options were granted to any officer, director or employee under the 1995 Employee Plan during the fiscal year ended November 29, 1996.

    The fifth such stock purchase program is the Company's 1995 Non-Employee Directors' Stock Option Plan (the "1995 Director Plan"), adopted and approved by the Company's shareholders in 1995. Pursuant to the 1995 Director Plan, options are granted to the Company's non-employee Directors for the purchase of up to an aggregate 120,000 shares (subject to adjustment as described below), of the Company's Class B Common Stock, $1.00 par value, at an exercise price of no less than the fair market value of the shares as of the date of grant. The 1995 Director Plan provides for an automatic grant of an option to purchase 15,000 shares to each current non-employee director upon approval by the shareholders at the 1995 Annual Meeting and to any new non-employee director upon their appointment or election. Although the Board of Directors or the Option Committee administering the Plan may authorize variations, options granted thereunder will generally be exercisable in one-third increments, beginning one year from the date of grant, with an additional one-third becoming exercisable at the end of each year thereafter. However, with regard to non-employee directors serving at the time of adoption, for each year (or partial year) of service on the Board of Directors prior approval by the shareholders, one-third of the Class B Common Stock covered by such option shall become exercisable. The entire option must expire, in any event, no later than ten years from the date of grant of the option. During 1996, 17,325 options were granted to a non-employee Director, (as adjusted pursuant to the provisions of the 1995 Director Plan following the 10% and 5% stock dividends declared and paid in Class B shares in 1995 and 1996, respectively). As of November 29, 1996, options for the purchase of a total of 69,300 shares, (adjusted for the 10% and 5% stock dividends) with an exercise price of $7.69, were exercisable. No options were exercised during the fiscal year 1996.

                                PROPOSAL NO. 2
                       RATIFICATION OF THE APPOINTMENT
                     OF PRICE WATERHOUSE LLP AS AUDITORS
    The persons named in the accompanying proxy card as attorneys and proxies intend, unless otherwise instructed, to ratify the appointment of Price Waterhouse LLP as independent auditors of the Company for the next fiscal year. The Board of Directors has voted to approve Price Waterhouse LLP to audit the accounts of the Company for the year ending November 28, 1997. Since their report will be addressed to the stockholders, the holders of Class A Common Stock are asked to ratify this selection. Submission to the stockholders of the ratification of the appointment of Price Waterhouse LLP as auditors is not required and such appointment will remain in effect if not approved by the stockholders.

    The Board of Directors recommends a vote in favor of this proposal.

    Price Waterhouse LLP is expected to have a representative at the Annual Meeting of Stockholders who will have an opportunity to make a statement if he desires to do so and who will be available to respond to appropriate questions.

                                   GENERAL
STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
    In accordance with Rule 14-a 8 of the Exchange Act, stockholders desiring to have proposals to be included in the Company's proxy materials for the 1998 Annual Meeting must be received by the Company, for its consideration, on or before November 18, 1997.

OTHER MATTERS
    Management knows of no other matters to be brought before the meeting. If any other matters not mentioned in this Proxy Statement are properly brought before the meeting, the persons named in the enclosed Class A proxies intend to vote such proxies in accordance with their best judgment on such matters.

    Stockholders are urged to vote and send in their proxies without delay.

                                  PLYMOUTH RUBBER COMPANY, INC.
April 2, 1997

                          PLYMOUTH RUBBER COMPANY, INC.

         CLASS A PROXY - ANNUAL MEETING OF STOCKHOLDERS - APRIL 25, 1997

    The undersigned, a holder of Class A Common Stock of Plymouth Rubber Company, Inc., hereby constitutes and appoints Joseph D. Hamilburg and Deborah
A. Kream and each of them, the attorneys and proxies of the undersigned with full power of substitution and revocation, to attend the annual meeting of stockholders of the Company to be held on April 25, 1997 at 12:00 p.m. at the offices of Friedman & Atherton, 27th floor, 53 State Street, Boston, Massachusetts, and any adjournments thereof, to vote all of the shares of Class A Common Stock of the Company which the undersigned may be entitled to vote and to vote upon the matters set forth on the reverse side hereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS UNLESS OTHERWISE INDICATED IT WILL BE VOTED IN FAVOR OF THE NOMINEES FOR DIRECTOR, AND IN FAVOR OF ITEM 2.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF A COPY OF THE ACCOMPANYING NOTICE OF MEETING AND PROXY STATEMENT AND HEREBY REVOKES ANY PROXY OR PROXIES HERETOFORE GIVEN.

         (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)              SEE REVERSE
                                                                        SIDE

[x] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

1. Election of Directors: FOR  WITHHELD  To serve for a term of three (3) years:
                          [ ]    [ ]     Nominees:          Maurice J. Hamilburg
For all nominees listed on right,                           Duane E. Wheeler
except vote withheld from the
following nominees (if any).


---------------------------------

                                                      FOR    AGAINST    ABSTAIN
2.   Ratification of the selection of Price           [ ]      [ ]        [ ]
     Waterhouse LLP as the company's auditors for the fiscal year ending November 28, 1997.

3. The transaction of such other business as may properly be brought before the meeting or any adjournment thereof.

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE PROMPTLY.

        MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW            [ ]

Signature: _________________  Date_____  Signature: _______________ Date ______

NOTE: Please sign exactly as your name appears hereon. Executors, Administrators, Trustees, etc. should so indicate when signing giving full title as such. If signer is a corporation, execute in full. Corporate name by authorized officer. If more persons, all should sign.